SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-A



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                      WEBSTER PREFERRED CAPITAL CORPORATION
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           CONNECTICUT                                  06-147-8208
           -----------                                    -----------
(State incorporation or organization)       (I.R.S. Employer Identification No.)



                  145 BANK STREET, WATERBURY, CONNECTICUT 06702
            -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: File No. 333-38685 (if applicable)


        Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                        Name of each exchange on which
      to be so registered                        each class is to be registered

                                      NONE
            -------------------------------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:

                   PREFERRED STOCK, $1.00 PAR VALUE PER SHARE
            -------------------------------------------------------
                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Series A ___% Cumulative Redeemable Preferred Stock and Series B ___% Cumulative Redeemable Preferred Stock (together the "Preferred Shares") of the Registrant registered hereunder is incorporated herein by reference from the description of the Preferred Shares set forth under the captions "Description of Preferred Shares" and "Description of Capital Stock of the Company" in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended in connection with, the Registrant's registration statement on Form S-11 (File No. 333-38685) filed with the Securities and Exchange Commission (the "SEC") on October 24, 1997, as amended. The Series B Preferred Shares have been approved for inclusion in The Nasdaq Stock Market's National Market Tier.

ITEM 2.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

          1 Pre-Effective Amendment No. 1 to the registration statement on Form S-11 (SEC File No. 333-38685) of the Registrant (Amendment No. 1) filed with the SEC on December 15, 1997.

          3.1  Amended  and  Restated   Certificate  of   Incorporation  of  the
               Registrant (incorporated herein by reference from Exhibit 3.1 to Amendment No. 1).

          3.2 Amended and Restated By-Laws of the Registrant (incorporated herein by reference from Exhibit 3.2 to Amendment No. 1).

          4.1 Specimen of certificate representing Series A __% Cumulative Redeemable Preferred Stock of the Registrant (incorporated herein by reference from Exhibit 4.1 to Amendment No. 1).

          4.2 Specimen of certificate representing Series B __% Cumulative Redeemable Preferred Stock of the Registrant (incorporated herein by reference from Exhibit 4.2 to Amendment No. 1).

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           WEBSTER PREFERRED CAPITAL CORPORATION
                                                      (Registrant)


Date:  December 16, 1997                    By:/s/ Peter J. Swiatek
                                               ---------------------------------
                                               Peter J. Swiatek
                                               Vice President and Treasurer

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.              Description                                       Page
-----------              -----------                                       ----

        1 Pre-Effective Amendment No. 1 to the registration statement on Form S-11 (SEC File No. 333-38685) of the Registrant (Amendment No. 1) filed with the SEC on December 15, 1997.

        3.1     Amended  and  Restated   Certificate  of  Incorporation  of  the
                Registrant (incorporated herein by reference from Exhibit 3.1 to Amendment No. 1).

        3.2 Amended and Restated By-Laws of the Registrant (incorporated herein by reference from Exhibit 3.2 to Amendment No. 1).

        4.1 Specimen of certificate representing Series A __% Cumulative Redeemable Preferred Stock of the Registrant (incorporated herein by reference from Exhibit 4.1 to Amendment No. 1).

        4.2 Specimen of certificate representing Series B __% Cumulative Redeemable Preferred Stock of the Registrant (incorporated herein by reference from Exhibit 4.2 to Amendment No. 1).